[On Dechert Letterhead]



July 1, 2004


Advisory Hedged Opportunity Fund
50210 AXP Financial Center
Minneapolis, MN 55474


Re:      Advisory Hedged Opportunity Fund
         (File Nos. 333-102751 and 811-21288)

Dear Sirs/Madams:

We hereby consent to all references to our firm in Post-Effective Amendment No. 1 to the Form N-2 Registration Statement of Advisory Hedged Opportunity Fund. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP


Dechert LLP